SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2003

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, MN 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

On August 7, 2003, MGI PHARMA, INC. (the “Company”) entered into a Purchase Agreement with Merrill Lynch & Co., as lead underwriter, for the sale of 4.4 million shares of the Company’s common stock at an offering price to the public of $35.50 per share. U.S. Bancorp Piper Jaffray, Lazard and C.E. Unterberg, Towbin are acting as co-managers in the offering. The underwriters have been granted a 30-day option to purchase up to an additional 660,000 shares of the Company’s common stock. The shares are registered under the Company’s shelf registration statement (Registration Nos. 333-50542 and 333-107752) and the offering is being made pursuant to a prospectus dated July 15, 2003 and the accompanying prospectus supplement, dated August 7, 2003. Subject to customary closing conditions, the Company will receive proceeds of approximately $146.6 million, net of fees and other expenses related to the transaction.

The Purchase Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. This summary of the provisions of the Purchase Agreement is not complete and is qualified in its entirety by reference to the agreement. The press release dated August 7, 2003 announcing the pricing of the transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS.

1.1	Purchase Agreement, dated as of August 7, 2003, between Merrill Lynch & Co. and MGI PHARMA, INC.

99.1	Press Release, dated August 7, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 7, 2003	MGI PHARMA, INC.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

1.1	Purchase Agreement, dated as of August 7, 2003, between Merrill Lynch & Co. and MGI PHARMA, INC.

99.1	Press Release, dated August 7, 2003.